Exhibit 99.1

EXL Announces

Vikram Pandit’s Appointment as Chairman of Board of Directors

New York, NY — December 16, 2021 — ExlService Holdings, Inc. (NASDAQ: EXLS), a leading global analytics and digital solutions company, today announced that Garen Staglin will not be standing for re-election at EXL’s Annual Meeting of Stockholders in June 2022. Vikram Pandit has been appointed as Chairman of the Board, effective January 1, 2022 and will work with Garen to ensure a smooth transition of responsibilities. Garen will continue to serve as a director and member of the Compensation Committee and the Nominating and Governance Committee until the Annual Meeting.

Rohit Kapoor, EXL’s Vice Chairman and CEO said, “It has been my great pleasure to work with Garen over the past 16 years and I would like to thank him for his invaluable contributions to EXL. All of us at EXL have benefited from Garen’s wisdom, guidance and strategic thinking throughout his tenure.

I am delighted that Vikram has accepted the role of Chairman of the Board. He has been a tremendous asset to EXL’s Board since his appointment in October 2018. I look forward to working closely with Vikram and benefitting from his leadership and counsel.”

Garen Staglin said, “It has been a privilege to serve as Chairman of EXL and to witness the growth of the company over the past years as its market capitalization has grown several fold since the IPO.  EXL’s evolution has been extraordinary. I leave the Board with capable and diverse membership and with total confidence in Vikram’s leadership as Chairman, the company’s management team and strategic direction.  I look forward to observing EXL’s continued progress as a global leader in analytics and digital transformation and solutions.”

Vikram Pandit said, “On behalf of the Board, we thank Garen for over a decade and a half of dedication and leadership. I am honored to be appointed as the next Chairman of the Board and am excited about the next phase of growth for the company. I look forward to working with the Board and the management team to continue EXL’s outstanding performance in the market.”

Mr. Pandit also serves as the Chairman and Chief Executive Officer of The Orogen Group, an operating company he created in 2016 that makes significant long-term strategic investments in financial services companies and related businesses. Early in his career, Vikram worked at Morgan Stanley where he ultimately became President and Chief Operating Officer of the institutional securities and investment banking businesses. Vikram was appointed CEO of Citigroup in 2007 and led the company during the financial crisis, successfully reorganizing and revitalizing Citi before leaving in October 2012.

Mr. Pandit is a member of the Board of Directors of Westcor Land Title Insurance Company and JM Financial Credit Solutions Ltd. Additionally, he is a member of the Board of Overseers of Columbia Business School and a member of the Board of Visitors of the Columbia School of Engineering and Applied Science.

About EXL

EXL (NASDAQ: EXLS) is a global analytics and digital solutions company that partners with clients to improve business outcomes and unlock growth. Bringing together deep domain expertise with robust data, powerful analytics, cloud, and AI, we create agile, scalable solutions and execute complex operations for the world’s leading corporations in industries including insurance, healthcare, banking and financial services, media, and retail, among others. Focused on driving faster decision-making and transforming operating models, EXL was founded on the core values of innovation, collaboration, excellence, integrity and respect. Headquartered in New York, our team is over 34,000 strong, with more than 50 offices spanning six continents. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include expectations regarding future growth, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

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Investor Relations

Steven N. Barlow

Vice President Investor Relations

917-596-7684

steven.barlow@exlservice.com

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646-419-0778

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Media - Europe, India and APAC

Shailendra Singh

Vice President Corporate Communications

+91-98104-76075

shailendra.singh@exlservice.com

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